                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
            OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. 1)

Filed by the registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]       Preliminary Information Statement

[ ]       CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
          (AS PERMITTED BY RULE 14C-5 (D)  (2))

[X]       Definitive Information Statement

--------------------------------------------------------------------------------
                               TELOS CORPORATION

(Name of Registrant as Specified in its Charter)

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[X]       No fee required

[ ]       Fee computed on table below per Exchange Act Rules 14C-5 (g) and 0-11.

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          (2) Aggregate number of securities to which transaction applies:
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          (3)  Per unit price or other underlying value of transaction  computed
               Pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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          (4) Proposed maximum aggregate value of transaction:
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          (5) Total fee paid:
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[ ]       Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration Statement number, of the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:
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
                                Telos Corporation
                               19886 Ashburn Road
                             Ashburn, Virginia 20147

                              INFORMATION STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 14, 1999

         This Information Statement is furnished by Telos Corporation, a Maryland corporation ("Telos" or the "Company"), formerly known as C3, Inc., to the holders of the Company's 12% Cumulative Exchangeable Redeemable Preferred Stock ("Exchangeable Preferred Stock") in connection with the Annual Meeting of Shareholders ("Annual Meeting") of the Company to be held in the auditorium at the Company's headquarters located at 19886 Ashburn Road, Ashburn, Virginia 20147 on September 14, 1999 at 10:00 A.M., Eastern Standard Time, or any adjournment of it, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders ("Annual Meeting Notice").

         This Information Statement is being mailed to holders of the Exchangeable Preferred Stock on or about August 25, 1999 together with the Annual Meeting Notice and the Company's 1998 Annual Report on Form 10-K for the fiscal year ended December 31, 1998.


WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


Nominations

         Telos has received nominations for election as Class D Directors for the following persons:

                  Julio E. Heurtematte, Jr.
                  Malcolm M.B. Sterrett


Voting At Meeting

         The record date for determining the shareholders entitled to vote at the Annual Meeting is August 20, 1999 ("Record Date"). As of the Record Date, there were 3,185,586 shares of Exchangeable Preferred Stock outstanding. Each share of Exchangeable Preferred Stock is entitled to one vote at the Annual Meeting on the election of Class D Directors and may be voted for as many individuals as there are Class D Directors to be elected. Holders of Exchangeable Preferred Stock are not entitled to vote at the Annual Meeting on the election of any directors other than Class D Directors. There is no cumulative voting. Directors are elected by a plurality of the votes cast with a quorum present. A quorum consists of shareholders representing, either in person or by proxy, a majority of the outstanding shares of each class of stock entitled to vote at the Annual Meeting. Abstentions are considered in determining the presence of a quorum but will not affect the plurality vote required for the election of directors.

         If the election of the Class D Directors is contested, under rules applicable to broker-dealers voting shares beneficially owned by customers, the proposal for the election of the nominees would be considered a "non-discretionary" item upon which broker-dealers may not vote on behalf of their clients unless such clients have furnished voting instructions. As a result, there may be broker non-votes at the Annual Meeting. However, broker non-votes will have no effect on the election of directors by a plurality vote. If there is no contest, the proposal for the election of the nominees will be considered a "discretionary" item upon which broker-dealers may vote on behalf of their clients where the clients have not submitted voting instructions. In that case, there will be no broker non-votes at the Annual Meeting.


Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information concerning the security ownership of management and those persons believed by the Company to be beneficial owners of more than 5% of the Company's Class A Common Stock, Class B Common Stock and Exchangeable Preferred Stock at June 30, 1999.

                                                                           Amount and Nature
                                 Name and Address                      of Beneficial Ownership      Percent of
Title of Class                  of Beneficial Owner                      as of June 30, 1999         Class (A)
--------------------------------------------------------------------------------------------------------------
Class A Common Stock            John R. C. Porter                         22,190,718 shares (B)     80.31%
                                79 Mount Street
                                London W1Y 5HJ England

Class A Common Stock            C3, Inc. 401(k) Plan and Telos             3,658,536 shares         17.22%
                                Corporation Savings Plan
                                c/o C3, Inc.
                                19886 Ashburn Road
                                Ashburn, VA 20147

Class A Common Stock            F & C Enterprise Trust PLC                 1,533,405 shares (C)      6.73%
                                Berkeley Square House, Berkeley Square
                                London W1X 5PA England

Class B Common Stock            F&C Nominees Limited                       3,143,358 shares (D)     77.85%
                                Berkeley Square House, Berkeley Square
                                London W1X 5PA England

Class B Common Stock            North Atlantic Smaller Companies            815,700 shares          20.20%
                                Investment Trust PLC
                                10 Park Place
                                London SW1A 1LP England

Class A Common Stock            David S. Aldrich                           191,392 shares   (E)      0.89%
Class A Common Stock            William L. P. Brownley                     132,592 shares   (E)      0.62%
Class A Common Stock            Mark W. Hester                              82,846 shares   (E)      0.39%
Class A Common Stock            Robert J. Marino                           566,585 shares   (E)      2.62%
Class A Common Stock            Lorenzo Tellez                             495,268 shares   (E)      2.30%
Class A Common Stock            John B. Wood                             1,724,391 shares   (E)      7.52%
Class A Common Stock            All Officers and Directors as a Group    3,447,149 shares   (F)     14.24%
                                (9 persons)

12% Cumulative Exchangeable     Value Partners, Ltd.                       714,317 shares   (G)     22.42%
Redeemable Preferred Stock      2200 Ross Avenue, Suite 4660
                                Dallas, TX 75201

                                Fisher Ewing Partners
                                2200 Ross Avenue, Suite 4660
                                Dallas, TX 75201

12% Cumulative Exchangeable     Wynnefield Partners Small Cap Value, L.P.  228,500 shares   (H)      7.17%
Redeemable Preferred Stock      One Penn Plaza, Suite 4720
                                New York, NY  10119

                                Channel Partnership II, L.P.
                                One Penn Plaza, Suite 4720
                                New York, NY  10119

                                Wynnefield SmallCap Value
                                Offshore Fund, Ltd.
                                One Penn Plaza, Suite 4720
                                New York, NY  10119

12% Cumulative Exchangeable     Magten Asset Management Corp.              221,200 shares            6.94%
Redeemable Preferred Stock      35 East 21st Street
                                New York, NY 10010

         (A) Percentage ownership of each class of stock is calculated in accordance with the SEC's rules (see 17 CFR ss.240.13d-3(d)(1)
                  (i)).

         (B) Mr. Porter's holdings include 6,388,916 shares of Class A Common Stock purchasable upon exercise of a warrant.

         (C) The common stock holdings of F&C Enterprise Trust PLC include 1,533,405 shares of Class A Common Stock purchasable upon exercise of a warrant.

         (D) F&C Nominees Limited responded to the Company's request for the names and addresses of the beneficial owners of the Company's Class B Common Stock held by F&C Nominees Limited by providing the following information: FACET - 1,681,959 shares, FACET L.P. - 420,490 shares, Hare & Co. (Mills) - 371,021 shares, and Drayton - 669,888 shares. F&C Nominees Limited did not provide to the Company the addresses of these beneficial owners.

         (E) The common stock holdings of Messrs. Aldrich, Brownley, Hester, Marino, Tellez and Wood include -0-; 10,994; 12,068;
                  20,283; 22,828 and 36,774 shares of the Company's Class A Common Stock, respectively, held for their beneficial interest by the C3, Inc. 401(k) Plan and Telos Corporation Savings Plan. Messrs. Aldrich, Brownley, Marino, Tellez and Wood hold options to acquire 183,000; 115,500; 424,250; 320,000; and
                  1,679,225 shares of the Company's Class A Common Stock, respectively, in addition to their current common stock holdings. These shares are purchasable upon exercise of the options and are exercisable within 60 days of June 30, 1999.

         (F) The common stock holdings of the Company's officers and directors as a group include 118,022 shares of the Company's Class A Common Stock held for their beneficial interest by the C3, Inc. 401(k) Plan and Telos Corporation Savings Plan. The total of 118,022 shares includes 12,068 shares held for the beneficial interest of Mr. Hester, who resigned from the positions of Executive Vice President and Chief Operating Officer in 1999. Under the Company's stock option plan and certain stock option agreements, all officers and directors as a group hold options to acquire 2,960,775 shares of Class A Common Stock exercisable within 60 days of June 30, 1999.


         (G) Value Partners Ltd. ("VP") and Fisher Ewing Partners ("FEP") have filed jointly a Schedule 13D under which they disclosed that they may act as a "group" within the meaning of Section 13(d) of the Securities Exchange Act. Each of the reporting persons disclosed that it may be deemed to beneficially own the aggregate of 714,317 shares of the Exchangeable Preferred Stock held of record by the reporting persons collectively. According to an Amendment to the Schedule 13D filed on May 10, 1996, each of FEP and Timothy G. Ewing and Richard W. Fisher may be deemed to have the sole power to vote and to dispose of the shares of the Exchangeable Preferred Stock held of record by the reporting persons collectively.

         (H) Wynnefield Partners SmallCap Value, L.P., ("WPSCV"), Channel Partnership II, L.P. ("CP"), and Wynnefield SmallCap Value Offshore Fund, Ltd. ("WSCVOF") have jointly filed a
                  Schedule 13D under which they disclosed they may act as a "group" within the meaning of Section 13(d) of the Securities Exchange Act. Each of the reporting persons disclosed that it may be deemed to beneficially own the aggregate of 228,500 shares of the Exchangeable Preferred Stock held of record by the reporting persons collectively. According to the Schedule 13D, Nelson Obus and Joshua Landes, by virtue of their status as general partners of WPSCV, Mr. Obus as general partner of CP and Messrs. Obus and Landes, as officers of WSCVOF's investment manager, have the power to vote or to direct the vote and the power to dispose and to direct the disposition of the shares of Exchangeable Preferred Stock owned by WPSCV, CP and WSCVOF,respectively.

Directors and Executive Officers

     The following is certain biographical information concerning the directors and executive officers of the Company. The term of each of the directors to be elected at the Annual Meeting continues until the next annual meeting of shareholders and until his successor is elected and qualified, except that the directorships held by the Class D Directors will terminate whenever all accumulated dividends on the Exchangeable Preferred Stock have been paid.

Dr. Fred Charles Ikle, Chairman of the Board

     Dr. Ikle (age 74) was elected to the Company's Board of Directors on January 31, 1994 and was elected Chairman of the Board in January 1995. He is Chairman of Conservation Management Corporation and Director of the Zurich-American Insurance Companies. Dr. Ikle is also a Director of the National Endowment for Democracy and a Distinguished Scholar at the Center for Strategic & International Studies. From 1981 to 1988, Dr. Ikle served as Under Secretary of Defense for Policy.

John B. Wood, Director, President and Chief Executive Officer

     Mr. Wood (age 36) was elected President and Chief Executive Officer on February 16, 1994. Mr. Wood was appointed Chief Operating Officer on October 8, 1993 after serving as Executive Vice President from May of 1992. He was elected to the Board of Directors on May 13, 1992. Mr. Wood joined the Company on February 13, 1992. Prior to joining the Company, Mr. Wood was a founder of Beninati & Wood, Inc., an investment-banking firm that had provided services to the Company.

David S. Aldrich, Vice President, Chief Operating Officer

     Mr. Aldrich (age 40) was appointed to the position of Chief Operating Officer of the Company in January 1999. He joined the Company in September 1996 as Vice President, Corporate Development and Strategy. Prior to joining the Company, he was a partner in the Financial Advisory Services Group - Corporate Finance at Coopers & Lybrand L.L.P. Prior to joining Coopers & Lybrand L.L.P. in 1991, Mr. Aldrich was Senior Vice President at Dean Witter Capital Corp., the merchant banking arm of Dean Witter Reynolds, Inc.

William L. Prieur Brownley, Vice President and General Counsel

     Mr. Brownley (age 42) joined the Company in April 1991 and is responsible for the management of the Company's legal affairs. For the five years prior to joining the Company, he served as Assistant General Counsel and then as General Counsel at Infotechnology Inc., an investment company whose holdings included various companies in the communications industry.

Dr. Stephen D. Bryen, Director

     Dr. Stephen Bryen (age 56) was elected to the Company's Board of Directors on January 31, 1994. He currently serves as a Director in Jefferson Partners, L.L.C., a strategic management consulting and merchant banking firm with offices in Washington, D.C. and New York, and as Senior Vice President of L-3 Network Security, LLC in Denver, Colorado. Dr. Bryen currently serves on the board of C-MAC Industries in Mechanicsburgh, Pennsylvania and is the senior technical advisor to Hollinger Digital Corporation in New York. From 1981 to 1988 Dr. Bryen served as the Deputy Under Secretary of Defense for Trade Security Policy and as the Director of the Defense Technology Security Administration, which he founded.

Norman P. Byers, Director

     Mr. Byers (age 52) was elected to the Board of Directors on January 31, 1994. He has been president of Byers Consulting, a Fairfax County, Virginia international business consulting firm since July 1996. Before that appointment, he had served as the President of International Strategies Limited, another local international business consulting firm. From 1968 until his retirement in 1989, Mr. Byers served in a variety of operational and staff positions in the United States Air Force.

     Gerald  D.  Calhoun,  Vice  President,   Human  Resources,   and  Corporate
Secretary, Telos Corporation and Enterworks, Inc.

     Mr. Calhoun (age 49) joined the Company as Vice President, Human Resources, in August 1989. Prior to joining the Company he served as: Director, Risk and Financial Management of BDM International, a government contractor which provides consulting services; Vice President, Human Resources of Halifax Corp., a government contractor providing technical services and third party computer maintenance; and Director for the U.S. Department of Labor, Employment Standards Administration.

     Mark W. Hester, former Executive Vice President and former Chief Operating Officer

     Mr. Hester (age 47) joined Telos in 1979 and was appointed as Executive Vice President and Chief Operating Officer in 1998. Mr. Hester resigned from the positions of Executive Vice President and Chief Operating Officer in 1999. Until he resigned, he was responsible for all business operation activities at Telos. Previously he held progressive positions with Telos as President of Telos
Systems Solutions, President of Telos Field Engineering, Regional Manager of Operations and Vice President of Marketing.

Robert W. Lewis, President, Enterworks, Inc.

     Mr. Lewis (age 37) has served as the President of Enterworks, Inc. since its inception in 1996. Mr. Lewis' prior experience has been with Telos Corporation. From 1991 to 1995, he was Director, Business Development with responsibility for major customer development and technology integration.

Robert J. Marino, Executive Vice President and Chief Sales and Marketing Officer

         Mr. Marino (age 62) joined the Company in 1988 as Senior Vice President of Sales and Marketing. In 1990, his responsibilities were expanded to include Program Management in addition to Sales and Marketing. On January 1, 1994, Mr. Marino was appointed to President of Telos Systems Integration, and on January 1, 1998, he was appointed to his current position. Prior to joining the Company in February 1988, Mr. Marino held the position of Senior Vice President of Sales and Marketing with Centel Federal Systems and M/A-COM Information Systems, both of which are U.S. Government contractors.

Lorenzo Tellez, Chief Financial Officer, Treasurer, and Vice President

     Mr. Tellez (age 42) was appointed Chief Financial Officer of the Company in 1993 and Treasurer in 1994. He joined Telos Corporation (California) in 1989 where he was responsible for all financial and regulatory functions. Prior to joining Telos Corporation, Mr. Tellez served as a Senior Manager with Arthur Andersen & Company.

Julio E. Heurtematte, Jr., Class D Director

     Mr. Heurtematte (age 63) was elected to the Company's Board of Directors on July 31, 1998. He has been a private consultant since 1989, specializing in international projects, trade and investments. From 1963 to 1989, he held various positions at the InterAmerican Development Bank ("IAD"), most recently as the deputy Manager for Project Analysis. From 1979 to 1989, Mr. Heurtematte was also a member of IAD Bank's Pension Fund Investment Committee. Mr. Heurtematte is also a member of the Board of Directors of Trans World Gaming Corporation.

Malcolm M. B. Sterrett, Class D Director

     Mr. Sterrett (age 56) is a private investor and was elected to the Company's Board of Directors on July 31, 1998. From 1989 to 1993, he was a partner at the law firm of Pepper Hamilton & Scheetz in Washington, D.C. From 1988 to 1989, he served as General Counsel to the U.S. Department of Health and Human Services and from 1982 to 1988 he was a Commissioner on the U.S. Interstate Commerce Commission. Prior thereto, he was Vice President and General Counsel to the United States Railway Association and served as Staff Director and Counsel to the U.S. Senate Committee on Commerce, Science and Transportation. Mr. Sterrett is also a member of the Board of Directors of Trans World Gaming Corporation.

         Each of the directors and executive officers of the Company is a United States citizen.

Meetings of the Board of Directors and Committees of the Board of Directors

         During the fiscal year ended December 31, 1998 (the "Last Fiscal Year"), the Board of Directors held four meetings. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of the committees, if any, upon which such director served.

     The Board of Directors has three standing committees: the Audit Committee, the Executive Committee and the Compensation Committee.

         The Audit Committee, which consists of Directors Bryen and Byers, was established to review, in consultation with the independent auditors, the Company's financial statements, accounting and other policies, accounting systems and system of internal controls. The Audit Committee met two times during the Last Fiscal Year.

         The Executive Committee, which consists of Directors Ikle and Wood, was established to exercise the authority of the Board of Directors when the Board of Directors is not in session as to those matters that can be properly delegated to an executive committee. The Executive Committee met three times during the Last Fiscal Year.

         The Compensation Committee, which consists of Directors Ikle, Bryen and Byers, was established to review and approve the compensation of the President and CEO of the Company, grant stock options under the Company's Option Plans and to review the Company's programs relating to the recruitment, retention and motivation of employees, for recommendation to the Board of Directors. The Compensation Committee met two times during the Last Fiscal Year.

Certain Relationships and Related Transactions

         Information concerning certain relationships and related transactions between the Company and certain of its current and former officers and directors is set forth below.

         In 1996, the Company paid previously accrued advisory fees of $525,000 to the firm Beninati and Wood, Inc. Mr. John B. Wood became an employee of the Company in 1992 and serves as President and Chief Executive Officer and as a director of the Company.

     Mr. Joseph P. Beninati served as Chairman of the Board for the majority of 1994 before resigning January 5, 1995. The Company paid Mr. Beninati $165,000 annually subject to a three-year employment agreement that began in 1995 and terminated January 8, 1998. Mr. Beninati resigned from the Board in 1996 and received his final payment in 1998.

     Mr. John R. Porter, the owner of a majority of the Company's Class A Common Stock, has a consulting agreement with the Company whereby he is compensated for consulting services provided to the Company in the areas of marketing, product development, strategic planning and finance as requested by the Company. Mr. Porter was paid $200,000 by the Company in 1998 and 1997 pursuant to this agreement, which amounts were determined by negotiation between the Company and Mr. Porter.

     Mr. Byers, a director of the Company, had a consulting agreement with the Company to help the Company expand its business operations into the international marketplace. Under this agreement, Mr. Byers received $10,500 a month for his services. Mr. Byers was compensated $125,000, $130,000 and $128,000 for 1998, 1997 and 1996, respectively. This consulting agreement was terminated in the fourth quarter of 1998.

     Mr. Hester, former Executive Vice President and former Chief Operating Officer of the Company, has a consulting agreement with the Company to provide strategic advice concerning the Company's Hardware Services Division. Under this agreement, Mr. Hester will receive $206,000 annually for his services, and he is eligible for a bonus under certain circumstances, at the Company's discretion. This consulting agreement commenced on March 15, 1999 and will expire on March 14, 2000.

Executive Compensation

         Summary Compensation Table. The following table shows for the years ended December 31, 1998, 1997 and 1996, the cash compensation paid by the Company as well as certain other compensation paid or accrued for those years, to the chief executive officer and the four other most highly compensated executive officers of the Company in fiscal year 1998.

                                                                             Long-Term Compensation (1)
                                                                             --------------------------

 Name and Principal Position   Year          Salary        Bonus (2)        Options/SARs (#)        All Other
                                                                                  (3)            Compensation (4)


John B. Wood                   1998          334,198          --               --                $13,500 (6)
(President and Chief           1997          299,998       382,000             --                 36,750 (6)
Executive Officer)             1996          291,921          --           2,017,531 (5)          27,750 (6)

Mark W. Hester                 1998          202,425          --             250,000               5,500
(former Executive V.P. and     1997          174,990       200,000           150,000               9,525
former Chief Operating         1996          184,607        80,000           185,000 (5)           8,850
Officer)

Lorenzo Tellez                 1998          218,080          --             200,000               5,500
(V.P., Treasurer and Chief     1997          195,000       150,000           150,000              28,750
Financial Officer)             1996          188,269       145,000           465,000 (5)          19,750

David S. Aldrich               1998          173,850          --             210,000               2,333
(V.P. and Chief Operating      1997          150,010       150,000           300,000               6,000
Officer)                       1996           45,580          --             200,000 (5)             --

Robert J. Marino               1998          204,734          --             362,000               5,500
(Executive V.P. and Chief      1997          195,000        76,000             --                 10,750
Sales and Marketing Officer)   1996          182,310        90,000           212,500 (5)          10,750
------------------------------ ---------- ------------- -------------- ------------------ -------------------

(1) There are no restricted stock awards or payouts pursuant to long term investment plans.

(2)      1997 amounts include bonuses relating to the TIS sale completed in 1998.

(3) Options granted are in both the Company's Class A Common Stock as well as in Enterworks, Inc.'s common stock.

(4) All other compensation represents contributions made by the Company on behalf of the executive officers to the Telos Shared Savings Plan plus automobile and living allowances provided to executives.

(5) Included in these amounts are options in Enterworks, Inc. common stock for 60,000 shares granted to Mr. Wood, 35,000 shares granted to Mr. Hester, 65,000 shares granted to Mr. Tellez, 200,000 shares granted to Mr. Aldrich and 45,000 shares granted to Mr. Marino.

(6) Included in these amounts for 1996, 1997 and 1998 are $8,000, $8,000 and $8,000 respectively, in director's fees paid.

Stock Option Grants

         The Summary Table of Options/SAR Grants in the Last Fiscal Year is set forth below for the stock option grants in 1998.

                                                                                                       Potential Realizable
                                       Number of                                                         Value at Assumed
                                      Securities      % of Total                                       Rates of Stock Price
                                      Underlying       Options/                                          Appreciation for
                                     Options/SARs        SARS      Exercise or                              Option Term
Name and Principal Position           Granted (1)       Granted      Base Price    Expiration Date          5%      10%
---------------------------           -----------       -------      ----------    ---------------          -----------
John B. Wood (President and               --              --             --               --                     --
Chief Executive Officer)

Mark W. Hester (former Executive        250,000           8.5          $1.07           May 2008          $168,229/$426,326
V.P. and former Chief Operating
Officer)

Lorenzo Tellez                          200,000           6.8          $1.07           May 2008          $134,583/$341,061
(V.P., Treasurer and Chief
Financial Officer)

David S. Aldrich (V.P. and Chief        210,000           7.1          $1.07           May 2008          $141,313/$358,114
Operating Officer)

Robert J. Marino                        362,000          12.3          $1.07           May 2008          $243,596/$617,320
(Executive V.P. and Chief Sales
and Marketing Officer)

     (1) All options granted to any of the named executive officers in 1998 were in the Class A Common Stock of the Company.

Management Stock Options

         The following table shows, as to the individuals named in the Summary Compensation table, the number of shares acquired during such period through the exercise of options, and the number of shares subject to and value of all unexercised options held as of December 31, 1998.


                                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                         AND FY-END OPTION/SAR VALUES


                                                                      Number of Securities            Value of Unexercised
                                                                     Underlying Unexercised       In-the-Money Options/SARs at
                                  Share Acquired        Value        Options/SARs at FY-End                  FY-End
             Name                  on Exercise         Realized     Exercisable/Unexercisable(1)  Exercisable/Unexercisable(2)
John B. Wood (President and              --              --            1,507,471/1,210,519              $924,615/$494,887
Chief Executive Officer)

Mark W. Hester                           --              --                169,000/416,000               $62,400/$141,350
(former Executive V.P. and
former Chief Operating Officer)

Lorenzo Tellez (V.P.,                    --              --                271,000/544,000              $107,400/$201,850
Treasurer and Chief Financial
Officer)

David S. Aldrich (V.P. and               --              --                212,000/498,000               $94,360/$196,440
Chief Operating Officer)

Robert J. Marino                         --              --                372,550/534,350               $75,857/$178,703
(Executive V.P. and Chief
Sales and Marketing Officer)


(1) These aggregate amounts include exercisable and unexercisable options to purchase the common stock of Enterworks, Inc. for 24,000 and 36,000 shares held by Mr. Wood, 14,000 and 21,000 shares held by Mr. Hester, 26,000 and 39,000 shares held by Mr. Tellez, 80,000 and 120,000 shares held by Mr. Aldrich, and 18,000 and 27,000 shares held by Mr. Marino, respectively.

(2) These aggregate values include values for exercisable and unexercisable options to purchase the common stock of Enterworks, Inc. of $15,600 and $23,400 for Mr. Wood, $9,100 and $13,650 for Mr. Hester, $16,900 and
         $25,350 for Mr. Tellez, $52,000 and $78,000 for Mr. Aldrich, and $11,700 and $17,550 for Mr. Marino, respectively. All remaining amounts included in these values reflect the value of options to purchase the Class A Common Stock of the Company. These values are based upon an estimated fair market value at December 31, 1998 of $1.35 per share for the Company's Class A Common Stock and $0.77 per share for the common stock of Enterworks, Inc. These values were derived from valuations performed by an independent third party for the trustees of the Telos Shared Savings Plan, a defined contribution employee savings plan in which substantially all full-time employees are eligible to participate.

Compensation of Directors

         During the fiscal year ended December 31, 1998, employee directors were paid a fee of $2,000 for each Board meeting attended. Outside directors Mr. Byers and Dr. Bryen were paid an annual fee of $25,000 each, and further compensated at a rate of $750 for each meeting attended in excess of four meetings a year. Outside directors Mr. Heurtematte and Mr. Sterrett earned annual fees of $4,000 each, and were eligible for further compensation at a rate of $750 for each meeting attended in excess of four meetings a year. The Chairman of the Board, Dr. Ikle, is paid $25,000 quarterly for his service on the Board. In addition, Mr. Byers receives $5,000 per annum for his service as Proxy Chairman. The compensation paid to Mr. Byers and Dr. Bryen is paid pursuant to a proxy agreement between the Company, the Defense Security Service and certain of the Company shareholders. During the fiscal year ended December 31, 1998, no directors of the Company were awarded options.


Employment Contracts

          As of December 31, 1998, the Company was a party to agreements with certain of its executive officers. Mr. Mark W. Hester, former Executive Vice President and former Chief Operating Officer resigned in 1999. Mr. David S. Aldrich, Vice President and Chief Operation Officer, Mr. William
     L. P. Brownley, Vice President and General Counsel, Mr. Gerald D. Calhoun, Vice President, Human Resources and Corporate Secretary, Mr. Robert J. Marino, Chief Sales and Marketing Officer, Mr. Lorenzo Tellez, Chief Financial Officer, Treasurer and Vice President, and Mr. John B. Wood, Director, President and Chief Executive Officer, currently have employment agreements with the Company. The agreements are for one year terms and provide for a payment of two years' base salary then in effect if involuntarily terminated or if the agreements are not extended. Accordingly, Messrs. Aldrich, Brownley, Calhoun, Marino, Tellez and Wood would receive annually, given their present salary levels, $181,000, $171,000, $169,000, $206,000, $219,000 and $350,000, respectively, for a two year period.

          In addition to base salary, the executives are eligible for a bonus and for the grant of stock options under the agreements. The amount of the bonus is determined by reference to the amount, if any, of earnings before taxes and goodwill amortization of the Company for the year. Each year the Company renegotiates these employment contracts as part of the yearly review process. Accordingly, in 1999, the Company expects to review the contracts described above.


                                                               TELOS CORPORATION


                                                   By: /s/ William L.P. Brownley
                                                         William L. P. Brownley,
                                                        V.P. and General Counsel


Ashburn, Virginia
August 23, 1999